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                                                              EXHIBIT 99.2

Monday April 23, 8:16 am Eastern Time


PRESS RELEASE

PURCHASEPRO COMPLETES ACQUISITION OF
BAYBUILDER

E-COMMERCE LEADER CONTINUES GROWTH WITH ACQUISITION OF STRATEGIC SOURCING
COMPANY

LAS VEGAS--(BUSINESS WIRE)--April 23, 2001--PurchasePro (Nasdaq:PPRO - news), a leading enabler of business-to-business e-commerce solutions for companies of all sizes, today announced that it has completed its acquisition of BayBuilder, a leading provider of self-service strategic sourcing solutions for Fortune 1000 corporations.

PurchasePro paid $8.5 million in stock and cash, significantly less than announced earlier, for the company.

With more than 25 Fortune 1000 customers currently using the BayBuilder solution, the acquisition strongly positions PurchasePro as a premier provider in the rapidly growing strategic sourcing industry, which Goldman Sachs predicts will grow from $300 million last year to $2.4 billion in 2005.

Chris Benyo, senior vice president of marketing for PurchasePro, said, "Companies using expensive, service-based offerings from vendors like FreeMarkets(TM) are asking for alternatives. We believe that BayBuilder is the most advanced reverse auction technology in the industry. The completion of this acquisition enables our company to rapidly attack the strategic sourcing market and enables PurchasePro to provide businesses with the solutions, service and price they're requesting."

BayBuilder's strategic sourcing solution enables trading partners to negotiate and collaborate in order to lower costs and improve supplier relationships on both direct and indirect goods. The solution provides buyers and suppliers with workflow, supplier survey (RFI), e-negotiations, reverse auctions, analytics and decision optimization tools.

"The deal is a win-win for PurchasePro, BayBuilder, and their customers," said Pierre Mitchell, service director, enterprise management strategies at AMR Research, Inc. "PurchasePro has always had RFQ functionality, but picks up real-time bidding for its corporate customers and branded


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marketplaces, while BayBuilder gets access to a rich customer base."

About PurchasePro

PurchasePro, a leader in business-to-business e-commerce, operates the PurchasePro global marketplace, encompassing more than 140,000 businesses and powering hundreds of private-label marketplaces with its highly scalable, browser-based e-commerce engine.

PurchasePro's solutions enable businesses of all sizes to easily buy and sell products and services, and compete more effectively by enhancing sales opportunities, reducing procurement costs and greatly increasing employee productivity. PurchasePro offers the following e-commerce solutions: e-Procurement for corporate procurement, v-Distributor for online distributors, and e-MarketMaker for Internet market makers.

The company provides extensive support and training programs. For information, call toll free at 888/830-4600 or in Las Vegas at 702/316-7000 or visit www.purchasepro.com.

NOTE TO EDITORS: PurchasePro is a servicemark of PurchasePro.com, Inc. All other trademarks or registered trademarks are the property of their respective owners. This news release includes forward-looking statements that are subject to the "Safe Harbor" created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements (which involve the company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties, including the risks and uncertainties associated with rapidly changing technologies such as the Internet, the risks of technology development and the risks of competition that can cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements represent only the views of certain members of management and do not necessarily represent a consensus of all employees and managers within the company. Moreover, those forward-looking statements are based on limited information available to the company now, which is subject to change. It should be clearly understood that the factors and perceptions on which these forward-looking statements are based are highly likely to change over time and that the company has no current plan to update these statements. Actual results may differ substantially from what the company says today and no one should assume at a later date that the forward-looking statements provided herein are still valid. They speak only as of today. For more information about these risks and uncertainties, see the Securities and Exchange Commission filings of PurchasePro, Inc., including the section entitled "Factors That May Affect Results" in its 10-K filing for the period ended Dec. 31, 2000, which is available from the COMPANY ON REQUEST and on the Internet at the SEC's Web site, www.sec.gov.
CONTACT:

       PurchasePro
         702/316-7000
       Steve Stern
         steve.sternpurchasepro.com
       Matthew Brimhall (media)
         matthew.brimhall@purchasepro.com
       Keith Jensen (investor relations)
         keith.jensen@purchasepro.com